Exhibit 32.2

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jeffrey Bertelsen, Chief Financial Officer of Rigetti Computing, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025, to which this Certification is attached as Exhibit 32.2 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2025

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 10th day of November, 2025.

/s/ Jeffrey Bertelsen
Jeffrey Bertelsen
Chief Financial Officer
November 10, 2025